Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-3 No. 333-223744) of NantHealth, Inc., and
(2)Registration Statement (Form S-8 Nos. 333-239326, 333-211886 and 333-225670) pertaining to the 2016 Equity Incentive Plan and Phantom Unit Plan of NantHealth, Inc.

of our report dated February 26, 2021, with respect to the consolidated financial statements of NantHealth, Inc., included in this Annual Report (Form 10-K) of NantHealth, Inc. for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Los Angeles, California
February 26, 2021